Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 28, 2023 with respect to the consolidated financial statements of Xinxu Copper Industry Technology Limited for the years ended June 30, 2022 and 2021 in the Registration Statement on Form F-1 of Xinxu Copper Industry Technology Limited filed with the Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

March 29, 2024